UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)
0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, in accordance with the Bylaws of LMI Aerospace, Inc. (the “Company”) the Board of Directors of the Company (the “Board”) appointed Gregory L. Summe and Gerald D. Daniels to fill two existing vacancies on the Board.  Mr. Summe was appointed as a Class II director, and Mr. Daniels was appointed as a Class III director.  The appointment of each of Mr. Summe and Mr. Daniels to the Board was effective immediately.  Neither Mr. Summe nor Mr. Daniels has been officially appointed to any committees of the Board at this time, although it is expected that committee appointments will be made at the August 2014 Board meeting.

Neither Mr. Summe nor Mr. Daniels has a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As reported in a Schedule 13D filed with the Securities and Exchange Commission by Glen Capital Partners Fund I, L.P. (“Glen Capital”) on June 5, 2014, Mr. Summe is a control person of Glen Capital.

There is no arrangement or understanding between either Mr. Summe nor Mr. Daniels and any other person pursuant to which each was appointed to the Board, however each of Mr. Summe and Mr. Daniels will be entitled to receive any standard fees and other equity awards that the Company pays, or awards its independent directors.  Neither Mr. Summe nor Mr. Daniels is related to any other director or executive officer of the Company.

Section 8 – Other Events

Item 8.01.	Other Events.

    On July 22, 2014, the Company issued a press release announcing the appointment of Mr. Summe and Mr. Daniels to the Board (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2014

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by LMI Aerospace, Inc. dated July 22, 2014.